UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - April 30, 2007

AXION POWER INTERNATIONAL, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-22573 (Commission File Number)	65-0774638 (I.R.S. Employer Identification Number)
3601 Clover Lane New Castle, PA 16105 (Address of principal executive offices)
(724) 654-9300 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 30, 2007, Pennsylvania Governor Edward G. Rendell announced that the State of Pennsylvania had approved a $1.2 million grant package to the company that includes a $750,000 grant through the Department of Environmental Protection's Small Business and Household Pollution Prevention Program, a $150,000 grant through the Opportunity Grant Program, $42,300 in Customized Job Training funds and $258,000 in Job Creation Tax Credits

The $750,000 grant from the Pennsylvania Department of Environmental Protection's Small Business and Household Pollution Prevention Program and the $150,000 grant from Pennsylvania’s Opportunity Grant Program represent participation payments for the acquisition of additional manufacturing equipment that will be installed in the Company’s New Castle Facility. The company has already purchased or ordered sufficient equipment to satisfy the conditions for the foregoing grants.

The $42,300 grant of Customized Job Training funds will be paid to the Company at a rate of approximately $500 per new employee as the Company expands its employment base. Funds that are not claimed prior to March 30, 2010 will expire.

The $258,000 in Job Creation Tax Credits will be paid to the Company at a rate of $3,000 per new employee as the Company expands its employment base. Funds that are not claimed prior to March 30, 2010 will expire.

Item 7.01. Regulation FD

On April 30, 2007 the office of Pennsylvania Governor Edward G. Rendell issued the following press release relating to the grants.

Pennsylvania Governor Rendell Says Battery Manufacturer Expansion Will Create 86 New Jobs

NEW CASTLE, Pa., April 30, 2007 /PRNewswire-USNewswire via COMTEX/ -- Pennsylvania Governor Edward G. Rendell announced today that Axion Power International Inc., an industry leader in the development of advanced batteries and energy storage devices, is establishing a new battery technology manufacturing operation in Lawrence County.

The company, which recently moved its research and development operations from Toronto, Canada, to New Castle, will create at least 86 new jobs within three years and retain eight existing positions.

"This project, and others like it throughout the state, is crucial to Pennsylvania's energy independence future," Governor Rendell said during a ribbon-cutting ceremony at Axion's new facility. "Pennsylvania has earned a reputation as a national leader in the production and use of energy made from renewable sources. We will continue to invest in alternative energy projects that will help our companies and our farmers access a $30 billion market."

Axion purchased the assets of the 70,000-square-foot New Castle Battery Company, signed an agreement to lease the old manufacturing facility and upgraded it with new machinery and equipment. The company will use the facility to manufacture its new proprietary lead-carbon Pbc energy storage device.

"We were looking for equipment for our Toronto facility when we were very fortunate to find this facility in New Castle," said Axion CEO Thomas Granville. "And, now that Pennsylvania has partnered with us in this project, we will be able to move the advancement of our technology forward at an accelerated pace."

The company's new batteries will use less lead, offer higher power delivery rates, faster recharge rates and longer life cycles than conventional batteries. The technology will help expand the markets for hybrid vehicles and alternative energy systems like those fueled by wind or solar power.

"Rising energy costs pose a serious challenge to Pennsylvania's families and businesses alike," the Governor said. "We need to act now to slash energy consumption and attract more alternative energy companies - like Axion - to Pennsylvania."

To meet this challenge, Governor Rendell proposed the Energy Independence Strategy to help save consumers and businesses $10 billion in energy costs over the next decade.

The Energy Independence Strategy would accelerate the production of clean energy components and systems by making more than $100 million available in the form of venture capital, loans and grants so Pennsylvania firms can attract private sector investors and grow.

New state resources would target up to $500 million for infrastructure improvements, construction, early project development costs and equipment purchases undertaken to attract private investment in energy-related economic development projects, including solar manufacturing; advanced coal technologies; biofuels; and energy conservation, efficiency, and energy demand management projects.

Funding for the Energy Independence Strategy will be generated by a minimal charge on electric power consumption. Similar charges are in place in 15 states and the District of Columbia. The charge is proposed at $0.0005 per kWh of electricity used.

The Axion project was coordinated by the Governor's Action Team, or GAT, which is comprised of economic development professionals who report directly to Governor Rendell and serve as a single point-of-contact for businesses considering locating or expanding in Pennsylvania. The team works with domestic and international businesses and professional site consultants on projects possessing significant investment and job creation opportunities.

The Lawrence County Economic Development Corporation worked with the GAT and Axion to secure a funding offer of more than $1.2 million from the Department of Community and Economic Development. The package includes a $750,000 grant through the Department of Environmental Protection's Small Business and Household Pollution Prevention Program, a $150,000 grant through the Opportunity Grant Program, $42,300 in Customized Job Training funds and $258,000 in Job Creation Tax Credits.

Axion Power International Inc. is the industry leader in the field of lead-acid-carbon energy storage technologies. Axion is producing lead-carbon Pbc energy storage devices in small quantities at its plant in New Castle and believes these devices are the only class of advanced battery that can be assembled on existing lead-acid battery production lines throughout the world without significant changes to production equipment and fabrication processes. To learn more about Axion, visit http://www.axionpower.com.

For more information on the Energy Independence Strategy, visit http://www.depweb.state.pa.us. For information on the Governor's Action Team and other DCED programs, visit http://www.newPA.com or call 1-866-GONEWPA (1-866-466-3972).

The Rendell administration is committed to creating a first-rate public education system, protecting our most vulnerable citizens and continuing economic investment to support our communities and businesses. To find out more about Governor Rendell's initiatives and to sign up for his weekly newsletter, visit his Web site at: http://www.governor.state.pa.us.

SOURCE Pennsylvania Office of the Governor

CONTACT:  Teresa Candori, Pennsylvania Office of the Governor, +1-717-783-1116; or Penny Kline (DCED), +1-717-783-1132

URL: http://www.governor.state.pa.us
http://www.depweb.state.pa.us
http://www.newPA.com
http://www.axionpower.com
http://www.prnewswire.com

On May 2, 2006, the company issued the following press release relating to the grants.

Axion Power International Inc. Relocates Operations From Toronto to New Castle; Launches New Research Center, Manufacturing Line

Company Receives $1.2 Million in State Aid for Innovative Work That Will Create Approximately 90 Jobs in the Design and Manufacture of Advanced Batteries
and Energy Storage Devices

NEW CASTLE, Penn., May 1 /PRNewswire-FirstCall/ -- Axion Power International Inc. (OTC Pink Sheets: AXPW - News), an industry leader in the development of advanced batteries and energy storage devices, will create as many as 90 high-paying jobs at its new operations base for the design, manufacture and sale of products based on its patented lead-carbon (PbC) technology.

Axion recently relocated from Toronto, Canada, to New Castle, located about 50 miles north of Pittsburgh, choosing Pennsylvania over several other vying states. The move was aided by $1.2 million in state assistance that Pennsylvania Governor Edward G. Rendell delivered today during a ribbon- cutting ceremony and tour of the company's new research and development center and manufacturing facility.

"The resources being presented to us today are yet another step in Axion's march toward the energy storage markets of the world," Axion Chief Executive Officer Thomas Granville said. "The Pennsylvania grants allow us to accelerate our process schedules and obtain automated, continuous-run equipment, ahead of schedule. The funding also allows us to expand our adjunct standard and niche market lead-acid battery business and, in the process, create additional job opportunities in Lawrence County."

Axion's new lead-carbon technology represents the first major advance in lead-acid battery technology in 30 years. A few of the product advantages are: less lead; higher power delivery rates; faster recharge rates; and longer life cycles than conventional batteries. The technology will help to expand the markets for hybrid vehicles and alternative energy systems, such as those fueled by wind or solar power. Each of these markets is seeking the very advantages Axion offers.

Axion began some small-scale production of niche market lead-acid batteries in May 2006 after minor site modifications and equipment upgrades at the former New Castle Battery site. Equipment at the plant had been mothballed and slated for auction when Axion came across the site in November 2005 while looking to buy what it needed for a small prototype line in Canada.

Relocation to New Castle offered a greater advantage to Axion than moving equipment because the lead-acid production line was already in place. Axion was able to reduce development and manufacturing costs through this acquisition since one of the major advantages of the proprietary PbC battery product is the ability to manufacture it on existing lead-acid battery production lines without significant changes to production equipment or fabrication processes.

The 70,000-square-foot New Castle facility is a plant fully permitted to manufacture 3,000 batteries a day. Right now, the proprietary carbon electrode is still handmade, limiting production to only a few batteries per day. More automated continuous-run equipment is needed to dramatically increase production, and that is what the Pennsylvania grant money will be used for. The thousands of lead-acid batteries, including the 16-volt racecar and collector car batteries that will flow out of New Castle, will augment the company's main lead-carbon product.

Nineteen people currently work at the New Castle plant, with employment expected to grow to as many as 90 in research, development, design and production positions as the facility ramps up over the next year, with the help of the $1.2 million in state aid.

The state funds will finance job training, product testing and automated production equipment. The funding includes: a $750,000 grant from the Department of Environmental Protection's Small Business and Household Pollution Prevention Program; a $150,000 grant from the Department of Community and Economic Development's Opportunity Grant Program; $42,300 in Customized Job Training funds from DCED; and $258,000 in Job Creation Tax Credits.

"This project, and others like it throughout the state, is crucial to Pennsylvania's energy future," Governor Rendell said during his tour. "Pennsylvania has earned a reputation as a national leader in the production and use of energy made from renewable sources."

Axion produced its first batch of PbC batteries in January and immediately put them into test protocols. Additional batteries produced in March went to CPE, a Canadian company that is using the devices to store energy created by wind and solar appliances. Axion also is involved in a project in New Jersey to test using the new batteries in grid buffing and load leveling, thus helping utilities deal with production surges and shortfalls. The batteries can support a backup system that can be called upon to store energy when demand is low and release energy when demand is high.

The lead acid battery market is a $30 billion a year business. Axion's PbC technology offers key performance advantages (both environmentally and economically) over conventional lead-acid batteries, which use negative electrodes made of sponge lead pasted on a lead grid current collector. Axion's PbC batteries use negative electrodes made of microporous activated carbon with very high surface area. The result is a battery-supercapacitor hybrid that uses less lead.

The PbC technology is a "platform technology." Energy storage devices based on the technology can be configured to accommodate a wide range of energy storage and power delivery requirements by changing the number, geometry and arrangement of the electrodes.

"Our new technology is really the result of two major innovations," said Ed Buiel, Axion's Vice President and Chief Technical Officer. "The first is the new negative electrode chemistry that is very different from the standard lead-acid battery in that it allows our lead-carbon battery to be an enabling technology for hybrid electric vehicles, renewable energy and other existing energy storage applications. The second innovation is the ability to manufacture our new PbC technology using standard lead-acid battery equipment, which results in a very cost-effective solution that other new battery technologies simply can't compete with."

About Axion Power International Inc.

Axion Power International Inc. is the industry leader in the field of lead-acid-carbon energy storage technologies. Axion is producing prototype PbC batteries in small quantities at its plant in New Castle and believes this new battery technology is the only class of advanced battery that can be assembled on existing lead-acid battery production lines throughout the world without significant changes to production equipment and fabrication processes. It also believes it will be able to manufacture carbon electrode assemblies in volume at low cost using standard automated production methods that are commonly used in other industries. If and when its electrode manufacturing methods are fully developed, Axion believes it will be able to sell carbon electrode assemblies as virtual plug-and-play replacements for lead-based negative electrodes used by all other lead-acid battery manufacturers. Axion's goal is to become the leading supplier of carbon electrode assemblies for the lead-acid battery industry. For more information, visit www.axionpower.com.

Contact: Kurt Knaus

717-571-5687

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 3, 2007

Axion Power International, Inc.

By: /s/ Thomas Granville
Thomas Granville
Chief Executive Officer